Exhibit 11           Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)

                                                     Three Months Ended
                                                          March 31,
                                                    1997            1996
                                                   -------        --------
Primary Earnings
 Net income                                        $13,443        $  8,129
 Other                                                   4              (6)
                                                   -------        --------

 Net income as adjusted                            $13,447        $  8,123
                                                   =======        ========

 Shares
 Weighted average number of common
  shares outstanding                                78,065          53,726
 Additional shares assuming conversion of
  stock options and stock warrants                     153           2,122
                                                   -------        --------
 Average common shares outstanding and
  equivalent as adjusted                            78,218          55,848
                                                   =======        ========

 Primary earnings per common share                 $  0.17*       $   0.15
                                                   =======        ========

Fully Diluted Earnings
 Net income                                        $13,443        $  8,129
 Aftertax interest expense related to 5 3/4%
  convertible subordinated debentures                   --             798
 Other                                                   4              (6)
                                                   -------        --------

 Net income as adjusted                            $13,447        $  8,921
                                                   =======        ========

 Shares
 Weighted average number of common
   shares outstanding                               78,065          53,726
 Additional shares assuming conversion of:
   Stock options and stock warrants                    153           2,262
   Convertible subordinated debentures                  --          11,110
                                                   -------        --------
 Average common shares outstanding and
   equivalents as adjusted                          78,218          67,098
                                                   =======        ========

 Fully diluted earnings per common share           $  0.17*       $   0.13
                                                   =======        ========


* This calculation is submitted in accordance with Regulation S-K Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 if it results in dilution of less than 3% or is anti-dilutive.